LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	The undersigned appoints Patrick S. Lancaster and Richard G. Raymond, singly, as attorney-in-fact, with full power and authority to:


(1)	prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5
(including any amendments thereto) with respect to the securities of American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission, any national securities exchanges and the Company, as necessary or advisable under
Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act");


(2)	seek or obtain information on transactions in the Company's
securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned authorizes any such person to release any such information to the undersigned; and

(3)	perform
other acts which in the discretion of such attorney-in-fact are necessary or desirable in connection with the foregoing.

The undersigned
acknowledges that:

(1)	this Power of Attorney authorizes, but does not
require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents prepared and/or executed by such
attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither the Company nor such
attorney-in-fact assumes any liability for the undersigned's responsibility for profit disgorgement under Section 16(b) of the Exchange Act; and


(4)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.


	This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	IN WITNESS WHEREOF, this Power of Attorney to be executed as of February 2, 2005.


								    /s/Larry K.
Switzer